Exhibit 99.1

SurModics Reports Second Quarter Fiscal 2016 Results

  GAAP Revenue of $16.7 Million, up 16%, Third Consecutive Quarter of Double-Digit Growth
  GAAP EPS of $0.06, Non-GAAP EPS of $0.20
  SurVeil™ Drug-Coated Balloon Commences IDE Study
  Raises Revenue and Non-GAAP EPS Guidance Ranges

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--May 2, 2016--SurModics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2016 second quarter, ended March 31, 2016.

“For the third consecutive quarter, we posted double-digit GAAP revenue growth. We are delivering strong performance and, based on SurModics’ first-half results, we are raising our non-GAAP earnings guidance for fiscal 2016. Simultaneously, we are advancing our longer-term strategic agenda to be a whole products solution provider,” said Gary Maharaj, president and chief executive officer. “A key recent milestone is commencement of enrollment in the investigational device exemption (IDE) study of our SurVeil™ drug-coated balloon platform.”

Second Quarter Revenue and Earnings Summary

GAAP revenue for the fiscal 2016 second quarter totaled $16.7 million, compared with $14.4 million a year earlier. Second quarter fiscal 2016 revenue included $1.1 million from SurModics’ recent fiscal 2016 acquisitions. GAAP revenue for the second quarter of fiscal 2016 also includes an estimated $1.1 million out-of-period adjustment to correct a cumulative overstatement of royalty revenue, of which $1.0 million related to years prior to fiscal 2016. The overstatement was not material to any prior periods.

Diluted GAAP earnings per share from continuing operations in the second quarter of fiscal 2016 were $0.06 compared with $0.23 a year ago. On a non-GAAP basis, earnings per share were $0.20 in the second quarters of fiscal 2016 and fiscal 2015. Fiscal 2016 second quarter non-GAAP earnings exclude $0.16 per share from acquisition-related transaction costs, including integration, contingent consideration accretion, amortization, foreign currency transaction and other expenses.

Medical Device Segment

This segment, which includes hydrophilic coatings, device drug delivery technologies and balloon catheter products, posted revenue of $11.6 million in the second quarter of fiscal 2016, an increase of 10 percent compared to the prior-year period. The gain stems from higher reagent product sales and acquisition revenue. Fiscal second quarter 2016 hydrophilic coating royalty and license fee revenue was $6.7 million, a decrease of 9 percent compared to the prior-year period. Second quarter hydrophilic royalties are net of the previously mentioned out-of-period royalty adjustment. The Medical Device business segment generated $2.3 million of operating income in the second quarter compared to $4.7 million in the prior-year quarter. Creagh Medical and NorMedix transaction-related expenses, which include transaction costs, intangible amortization and contingent consideration accretion, and foreign currency transaction loss costs of $2.1 million, and sales mix, accounted for the change in operating income.

In Vitro Diagnostics Segment

Revenue for the second quarter of fiscal 2016 totaled $5.1 million, an increase of 32 percent compared to the year-ago period. The IVD business segment operating income in the second quarter of fiscal 2016 more than doubled to $2.0 million from the prior-year quarter. Operating income benefited from improved operating leverage due to higher revenue and lower legal costs.

Update on SurVeil Drug-Coated Balloon

As previously disclosed, SurModics has commenced its IDE study of the SurVeil drug-coated balloon. This study is part of the Company’s strategy to expand to offer intravascular product solutions to its medical device customers. Three clinical sites have been identified to participate in the SurVeil early feasibility study and up to 15 patients can be enrolled.

Balance Sheet and Cash Flow

As of March 31, 2016, the Company had $39.0 million of cash and investments. SurModics generated cash from operating activities of $9.4 million in the first half of fiscal 2016. Capital expenditures totaled $1.0 million for the first half of fiscal 2016. In addition, the Company used $25.1 million of net cash to acquire Creagh Medical and NorMedix in the first half of fiscal 2016.

Fiscal 2016 Outlook

According to Maharaj, “Our core Medical Device and IVD businesses had a strong first half, and we are pleased with the contributions from our recent acquisitions, giving us confidence to adjust our guidance.”

SurModics now expects full-year revenue to be in the range of $63.0 million to $66.0 million, an increase in the previous range of $62.0 million to $66.0 million. The fiscal 2016 revenue, GAAP earnings per share and non-GAAP earnings per share guidance ranges exclude the impacts of a $2.9 million, or $0.14 per share after-tax, royalty payment from a customer for the period from fiscal 2009 through fiscal 2016, that was reported to the Company subsequent to March 31, 2016. This royalty revenue will be recognized in the third quarter of fiscal 2016, when collectibility is reasonably assured and completion of the earnings process occurs, consistent with the Company’s revenue recognition policy. SurModics is reaffirming its previous diluted GAAP earnings range of $0.30 to $0.35 per share. Non-GAAP earnings per share is expected to be in the range of $0.75 to $0.85, up from a range of $0.66 to $0.75 per share. SurModics expects capital expenditures to range from $8.0 million to $9.0 million, an increase from $4.5 million to $5.0 million, driven largely by investments in Ireland in the second half fiscal 2016.

Live Webcast

SurModics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss second quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the second quarter conference call will be available by registering for the replay at https://jsp.premiereglobal.com/webrsvp using replay passcode 8501461. The audio replay will be available beginning at 7 p.m. CT on Monday, May 2, 2016, until 7 p.m. CT on Monday, May 9, 2016. In addition, the conference call audio and transcript will be archived on the Company’s website following the call.

About SurModics SurVeil™ Drug-Coated Balloon

The SurVeil drug-coated balloon incorporates SurModics’ decades of experience as a leading supplier of surface modification technologies to the medical device industry. It includes a SurModics-proprietary drug-excipient formulation for the balloon coating, and a new and proprietary manufacturing process for the coating applications. It also includes the SurModics Serene™ low-friction, low-particulate hydrophilic coating on the catheter shaft. The SurVeil DCB is not available for sale in the U.S. and is for investigational use only. The Company initiated a first-in-human clinical trial using SurModics SurVeil drug-coated balloon on April 5, 2016.

About SurModics, Inc.

SurModics is known as the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) tests and microarrays. Following two recent acquisitions of Creagh Medical and NorMedix, the Company is executing on a key growth strategy for its medical device business by expanding to offer total intravascular product solutions to its medical device customers. The combination of proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities, enables SurModics to significantly increase the value it offers with highly differentiated intravascular solutions designed and engineered to the most demanding requirements. With this focus on offering total solutions, SurModics’ mission remains: to improve the detection and treatment of disease by using our technology to provide solutions to difficult medical device and diagnostic challenges. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the company, visit www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2016, our fiscal 2016 priorities, and our SurVeil drug-coated balloon, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop, obtain regulatory approval for, and commercialize our SurVeil drug-coated balloon product, including the timing associated with the initiation of our first-in-human clinical trial; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) our ability to successfully identify, acquire, and integrate target companies, and achieve expected benefits from acquisitions that are consummated; (4) possible adverse market conditions and possible adverse impacts on our cash flows, and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP operating income, non-GAAP income before income taxes, non-GAAP net income, and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$6,697	$7,383	$14,651	$14,658
Product sales	8,173	5,651	15,354	11,498
Research, development and other	1,829	1,381	3,235	2,464
Total revenue	16,699	14,415	33,240	28,620
Operating costs and expenses:
Product costs	2,926	1,955	5,292	3,857
Research and development	4,868	4,403	8,502	7,979
Selling, general and administrative	4,853	3,974	8,501	7,515
Acquisition transaction, integration and other costs	640	―	3,131	―
Intangible asset amortization	780	151	1,134	303
Contingent consideration accretion expense	392	―	501	―
Total operating costs and expenses	14,459	10,483	27,061	19,654
Operating income	2,240	3,932	6,179	8,966
Other (loss) income, net	(57)	599	(191)	649
Income before income taxes	2,183	4,531	5,988	9,615
Income tax provision	(1,358)	(1,480)	(2,650)	(2,950)
Net income	$825	$3,051	$3,338	$6,665

Basic net income per share	$0.06	$0.24	$0.26	$0.51

Diluted net income per share	$0.06	$0.23	$0.25	$0.50

Weighted average number of shares outstanding:
Basic	12,969	12,944	12,956	13,092
Diluted	13,190	13,207	13,187	13,365

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	September 30,
	2016	2015
	(Unaudited)
Assets
Cash and short-term investments	$38,989	$55,588
Restricted Cash	822	―
Accounts receivable	6,932	7,478
Inventories	3,335	2,979
Other current assets	1,643	1,744
Total current assets	51,721	67,789

Property and equipment, net	13,881	12,968
Intangible assets, net	24,059	2,760
Goodwill	26,965	8,010
Other assets	5,859	7,183
Total assets	$122,485	$98,710

Liabilities and Stockholders’ Equity
Current liabilities	8,309	4,700
Total current liabilities	8,309	4,700

Contingent consideration	13,246	―
Other liabilities	2,099	2,137
Total stockholders’ equity	98,831	91,873
Total liabilities and stockholders’ equity	$122,485	$98,710

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	March 31,
	2016	2015
	(Unaudited)
Operating Activities:
Net income	$3,338	$6,665
Depreciation and amortization	2,297	1,389
Stock-based compensation	1,899	1,211
Contingent consideration accretion and foreign currency transaction loss expenses	1,065	―
Deferred taxes	367	795
Gain on sales of available-for-sale securities and strategic investments	(361)	(515)
Net other operating activities	(154)	(482)
Change in operating assets and liabilities:
Accounts receivable	874	(176)
Accounts payable and accrued liabilities	429	(609)
Income taxes	(232)	(825)
Net change in other operating assets and liabilities	(88)	(623)
Net cash provided by operating activities from continuing operations	9,434	6,830

Investing Activities:
Payments for acquisitions, net of cash acquired	(25,139)	―
Net purchases of property and equipment	(968)	(121)
Cash received from sale of strategic assets	361	―
Cash transferred to discontinued operations	―	(45)
Net other investing activities	―	(209)
Net cash used in investing activities from continuing operations	(25,746)	(375)

Financing Activities:
Purchase of common stock to fund employee taxes	(366)	(741)
Repurchase of common stock	―	(20,000)
Net other financing activities	56	790
Net cash used in financing activities from continuing operations	(310)	(19,951)
Net cash used in continuing operations	(16,622)	(13,496)

Discontinued operations:
Net cash used in operating activities	―	(45)
Net cash provided by financing activities	―	45
Net cash provided by discontinued operations	―	―

Effect of exchange rate changes on cash	23	―
Net change in cash and cash equivalents	(16,599)	(13,496)
Cash and Cash Equivalents:
Beginning of period	55,588	43,511
End of period	$38,989	$30,015

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016		2015		% Change
Revenue		% of Total		% of Total
Medical Device	$11,599	69.5%	$10,562	73.3%	9.8%
In Vitro Diagnostics	5,100	30.5	3,853	26.7	32.4
Total revenue	$16,699	100.0%	$14,415	100.0%	15.8%

	Six Months Ended March 31,
	2016		2015		% Change
Revenue		% of Total		% of Total
Medical Device	$23,846	71.7%	$21,198	74.1%	12.5%
In Vitro Diagnostics	9,394	28.3	7,422	25.9	26.6
Total revenue	$33,240	100.0%	$28,620	100.0%	16.1%

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Operating Income
Medical Device	$2,322	$4,696	$6,152	$10,212
In Vitro Diagnostics	1,982	931	3,625	2,028
Corporate	(2,064)	(1,695)	(3,598)	(3,274)
Total operating income	$2,240	$3,932	$6,179	$8,966

SurModics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation
For the Three Months Ended March 31, 2016
(in thousands, except per share data)
(Unaudited)

			Operating
	Total	Operating	Income	Income Before
	Revenue	Income	Percentage	Income Taxes	Net Income	Diluted EPS
GAAP	$16,699	$2,240	13.4%	$2,183	$825	$0.06
Adjustments:
Acquisition transaction, integration and other costs (1)	―	640	3.8	640	640	0.05
Contingent consideration accretion expense (2)	―	392	2.3	392	392	0.03
Foreign exchange loss (3)	―	―	―	431	431	0.03
Amortization of intangible assets (4)	―	780	4.7	780	666	0.05
Gain on strategic investment (5)	―	―	―	(361)	(361)	(0.03)
Non-GAAP	$16,699	$4,052	24.3%	$4,065	$2,594	$0.20

(1)	Represents acquisition related costs, including due diligence and integration expenses. Due diligence and other fees include legal, tax, investment banker and other expenses associated with acquisitions that can be highly variable and not representative of on-going operations.
(2)	The contingent consideration accretion adjustment represents accounting adjustments to state contingent consideration liabilities at their estimated fair value.
(3)	Foreign exchange loss related to marking Euro denominated contingent consideration to market.
(4)	To exclude amortization of acquisition related intangible assets and associated tax impact.
(5)	Represents the gain recognized on the sale of a strategic investment.

The above table is a summary of the pro forma adjustments to GAAP earnings and EPS, columns may not foot due to rounding.

SurModics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation
For the Three Months Ended March 31, 2015
(in thousands, except per share data)
(Unaudited)

				Income
			Operating	Before
	Total	Operating	Income	Income	Net	Diluted
	Revenue	Income	Percentage	Taxes	Income	EPS
GAAP	$14,415	$3,932	27.3%	$4,531	$3,051	$0.23
Adjustments:
Investment income gain on sale of shares (1)	―	―	―	(523)	(523)	(0.04)
Amortization of intangible assets (2)	―	151	1.0	151	100	0.01
Non-GAAP	$14,415	$4,083	28.3%	$4,159	$2,628	$0.20

(1)	Represents the gain recognized on the sale of a strategic investment.
(2)	To exclude amortization of acquisition related intangible assets and associated tax impact.

The above table is a summary of the pro forma adjustments to GAAP earnings and EPS, columns may not foot due to rounding.

SurModics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation
For the Six Months Ended March 31, 2016
(in thousands, except per share data)
(Unaudited)

			Operating
	Total	Operating	Income	Income Before
	Revenue	Income	Percentage	Income Taxes	Net Income	Diluted EPS
GAAP	$33,240	$6,179	18.6%	$5,988	$3,338	$0.25
Adjustments:
Acquisition transaction, integration and other costs (1)	―	3,131	9.4	3,131	2,825	0.22
Contingent consideration accretion expense (2)	―	501	1.5	501	501	0.04
Foreign exchange loss (3)	―	―	―	566	566	0.04
Research and development tax credit (4)	―	―	―	―	(222)	(0.02)
Amortization of intangible assets (5)	―	1,134	3.4	1,134	967	0.07
Gain on strategic investment (6)	―	―	―	(361)	(361)	(0.03)
Non-GAAP	$33,240	$10,945	32.9%	$10,959	$7,614	$0.58

(1)	Represents acquisition related costs, including due diligence and integration expenses. Due diligence and other fees include legal, tax, investment banker and other expenses associated with acquisitions that can be highly variable and not representative of on-going operations.
(2)	The contingent consideration accretion adjustment represents accounting adjustments to state contingent consideration liabilities at their estimated fair value.
(3)	Foreign exchange loss related to marking Euro denominated contingent consideration to market.
(4)	Represents the estimated discrete income tax benefit associated with the December 2015 signing of the Protecting Americans from Tax Hikes Act of 2015— which retroactively reinstated federal R&D income tax credits for calendar 2015.
(5)	To exclude amortization of acquisition related intangible assets and associated tax impact.
(6)	Represents the gain recognized on the sale of a strategic investment.

The above table is a summary of the pro forma adjustments to GAAP earnings and EPS, columns may not foot due to rounding.

SurModics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation
For the Six Months Ended March 31, 2015
(in thousands, except per share data)
(Unaudited)

				Income
			Operating	Before
	Total	Operating	Income	Income	Net	Diluted
	Revenue	Income	Percentage	Taxes	Income	EPS
GAAP	$28,620	$8,966	31.3%	$9,615	$6,665	$0.50
Adjustments:
Research and development tax credit (1)	―	―	―	―	(201)	(0.02)
Investment income gain on sale of shares (2)	―	―	―	(523)	(523)	(0.04)
Amortization of intangible assets (3)	―	303	1.1	303	200	0.02
Non-GAAP	$28,620	$9,269	32.4%	$9,395	$6,141	$0.46

(1)	Represents a discrete income tax benefit associated with the December 2014 signing of the Tax Increase Prevention Act of 2014 which retroactively reinstated federal R&D income tax credits for calendar 2014.
(2)	Represents the gain recognized on the sale of a strategic investment.
(3)	To exclude amortization of acquisition related intangible assets and associated tax impact.

The above table is a summary of the pro forma adjustments to GAAP earnings and EPS, columns may not foot due to rounding.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer